EXHIBIT 21.01

                 SILICON VALLEY RESEARCH, INC. AND SUBSIDIARIES

                          SUBSIDIARY OF THE REGISTRANT

                                 March 31, 2001



                                                                  Percentages

                                              Organized Under      of Voting

                                                 Laws of        Securities Owned
                                              ---------------   ----------------

Silicon Valley Research, Inc. (Registrant)       California           ---



      Subsidiary:
      ----------

Quality I.C. Corporation                         Texas                100%







                   All of the above subsidiary is included in

       Silicon Valley Research, Inc.'s Consolidated Financial Statements.